Exhibit 10.15

OMNIBUS AMENDMENT TO

THE ASHTEAD GROUP LONG-TERM INCENTIVE PLAN 2021

This omnibus amendment (this “Amendment”) by Sunbelt Rentals Holdings, Inc., a Delaware corporation (the “Company”), effective as of the effectiveness of the Company’s Form 10 registration statement (the “Effective Time”), amends the Ashtead Group Long-Term Incentive Plan 2021 (the “Plan”). Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan, except as otherwise provided herein.

WHEREAS, as of the Effective Time, the Company will assume the Plan and all rights and obligations under the Plan;

WHEREAS, Section 12.1 of the Plan provides that the Compensation Committee of the Board of the Directors of the Company (“Committee”) may amend the Plan from time to time; and

WHEREAS, the Committee has determined it to be in its best interests to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED THAT, the Plan shall be amended as follows, effective as of the Effective Time:

1. The name of the Plan shall be amended its entirety as follows: “Sunbelt Rentals Holdings, Inc. Long-Term Incentive Plan 2021”.

2. The definition of “Company” in the Plan shall be amended and restated in its entirety as follows: “Company” means Sunbelt Rentals Holdings, Inc., a Delaware corporation, and its successors by operation of law.”

3. The definition of “London Stock Exchange” in the Plan shall be amended and restated in its entirety as follows: “Applicable Exchange” means the New York Stock Exchange, the London Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.” References to “London Stock Exchange” shall be replaced by references to “Applicable Exchange”.

4. The definition of “Market Value” in the Plan shall be amended and restated in its entirety as follows: “Market Value” means, in relation to a Share on any date: (i) the closing per Share sales price as reported by the New York Stock Exchange (or any other national stock exchange or quotation system on which the Shares may be listed or quoted) for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if the Committee so determines, such closing per Share sales price for any other trading date (or the average of such closing per Share sales price for any trading dates) occurring before the relevant date, as the Committee may determine, provided that such trading dates do not fall within any period when Dealing Restrictions apply to the Participant in respect of the Award or the Shares subject to the Award (and, in the case of a US Participant, such basis is in accordance with US Treasury Regulation 1.409A-1(b)(5)(iv)(A)).”

5. The definition of “Plan” in the Plan shall be amended and restated in its entirety as follows: “Plan” means the plan constituted by these rules known as the “Sunbelt Rentals Holdings, Inc. Long-Term Incentive Plan 2021”, as amended from time to time.”

6. References to “shareholder” or “shareholders” in the Plan shall mean “stockholder” or “stockholders”, respectively, of Sunbelt Rentals Holdings, Inc..

7. References to the name and address on the first page of the Plan shall instead refer to Sunbelt Rentals Holdings, Inc., 1799 Innovation Pt, Fort Mill, South Carolina 29715.

8. To the extent that Shares are required to, or may, be issued pursuant to an Award, shares of the Company’s common stock, par value $0.01 per share, will be issued upon the exercise or settlement (as applicable) of any such Award previously granted under the Plan, including, for the avoidance of doubt, an Award that was granted and outstanding prior to the Effective Time.

9. Until surrendered and exchanged, each Award Certificate delivered to a Participant pursuant to a Plan and evidencing outstanding Shares immediately prior to the Effective Time shall, for all purposes of the Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Effective Time.

10. Any Award previously granted under the Plan and subject to a Holding Period (including, for the avoidance of doubt, a Holding Period structured pursuant to rule 1.13 (Post-tax holding of Shares) for a Conditional Award granted to a US Participant) shall no longer be subject to such Holding Period. References to “Holding Period” shall be deleted in their entirety and any corresponding provisions that contain a reference to “Holding Period” shall otherwise be interpreted and administered accordingly as if originally drafted without such reference.

11. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

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